Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

dated as of February 16, 2016

among

Molina Healthcare, Inc.,

the Guarantors Party Hereto

and

U.S. Bank National Association,

as Trustee

5.375% Senior Secured Notes due 2022

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), entered into as of February 16, 2016, among (i) Molina Healthcare, Inc., a Delaware corporation (the “Issuer”), (ii) Molina Pathways, LLC, Pathways Health and Community Support LLC, The RedCo Group, Inc., Family Preservation Services, Inc., Camelot Care Centers, Inc., AmericanWork, Inc., Pathways of Massachusetts LLC, Pathways of Maine, Inc., Pathways Community Services LLC, a Delaware limited liability company, Children’s Behavioral Health, Inc., College Community Services, Pathways of Idaho LLC, Family Preservation Services of North Carolina, Inc., Pathways of Arizona, Inc., Pathways Community Services LLC, a Pennsylvania limited liability company, and Family Preservation Services of Florida, Inc. (each, a “New Guarantor”), and (iii) U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of November 10, 2015 (the “Indenture”), relating to the Company’s 5.375% Senior Secured Notes due 2022 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to Section 4.17 of the Indenture to cause certain Domestic Subsidiaries to provide Guarantees in certain circumstances; and

WHEREAS, pursuant to Section 9.01(a)(7), the Issuer and the Trustee are authorized to enter into this First Supplemental Indenture without the consent of Holders of the Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this First Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each New Guarantor, by its execution of this First Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 4. This First Supplemental Indenture, and any dispute, claim or controversy arising under or related to this First Supplemental Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. This First Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Supplemental Indenture by telecopy, .pdf or e-mail shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.

Section 6. In case any provision of this First Supplemental Indenture or the Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7. This First Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this First Supplemental Indenture will henceforth be read together.

Section 8. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture with respect to the Issuer or any New Guarantor or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the New Guarantors.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

Molina Healthcare, Inc., as Issuer

By:	/s/ Joseph W. White
Name:	Joseph W. White
Title:	Vice President, Chief Accounting Officer

Molina Pathways, LLC, as Guarantor

By:	/s/ Craig Bass
Name:	Craig Bass
Title:	President

Pathways Health and Community Support LLC, as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

The RedCo Group, Inc., as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

Family Preservation Services, Inc., as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

[Signature Page to First Supplemental Indenture]

Camelot Care Centers, Inc., as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

AmericanWork, Inc., as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

Pathways of Massachusetts LLC, as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

Pathways of Maine, Inc., as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

Pathways Community Services LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

[Signature Page to First Supplemental Indenture]

Children’s Behavioral Health, Inc., as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

College Community Services, as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

Pathways of Idaho LLC, as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

Family Preservation Services of North Carolina, Inc., as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

Pathways of Arizona, Inc., as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

[Signature Page to First Supplemental Indenture]

Pathways Community Services LLC, a Pennsylvania limited liability company, as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

Family Preservation Services of Florida, Inc., as Guarantor

By:	/s/ Terry Bayer
Name:	Terry Bayer
Title:	President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
Name:	Paula Oswald
Title:	Vice President

[Signature Page to First Supplemental Indenture]